UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2005

AMERICAN COMMERCIAL LINES INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51562	73-3177794
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1701 EAST MARKET ST, JEFFERSONVILLE, Indiana		47130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	8122880100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2005, American Commercial Lines Inc. (the "Company") and Martin K. Pepper, formerly Senior Vice President, Global Sales and Marketing, entered into a severance agreement. Under this agreement, Mr. Pepper shall receive a cash payment payable in equal bi-monthly installments, less applicable federal and state withholdings, over a period of 12 months. In addition, Mr. Pepper shall receive a bonus payment equal to 100% of the bonus payment he would have been eligible to receive in the first quarter of 2006 subsequent to approval of the bonus payments by the Compensation Committee of the Boards of Directors of the Company. Finally, Mr. Pepper shall receive outplacement assistance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC.

December 6, 2005	By:	/s/ Lisa L. Fleming

Name: Lisa L. Fleming
Title: Senior Vice President, Law and Administration